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                                                                      EXHIBIT 99


NEWS RELEASE
FOR IMMEDIATE RELEASE


                 CNT ANNOUNCES PRELIMINARY FIRST-QUARTER RESULTS

    PROJECTED REVENUES OFF 30% TO 40%; COMPANY TAKES COST-REDUCTION ACTIONS
       TO FOCUS ON GROWTH AND PROFITABLE LINES;ANNOUNCES AUTHORIZATION TO
                     REPURCHASE UP TO $50 MILLION OF STOCK

            Live Webcast Scheduled for 4:30 p.m. Central Time, Today


MINNEAPOLIS, APRIL 24, 2001 - CNT(R) (Nasdaq: CMNT), the global specialist in storage networking, today announced preliminary results for its fiscal first quarter ending April 30, 2001. Due to current global economic conditions, CNT is experiencing a slowdown in customer information technology spending. The company expects revenues and income per share to be lower than its guidance provided on February 1, 2001.

CNT anticipates revenues for its first fiscal quarter to be 30 percent to 40 percent lower than the $47 million reported in the fourth quarter of 2000. The company expects to report a loss per share from continuing operations, before any restructuring charges, in the range of $.05 to $.10 per share, compared with income per share from continuing operations of $.17 in the fourth quarter of 2000. To bring costs in line with lower revenues, CNT plans to reduce its workforce in its storage networking and Propelis divisions by roughly 10 percent and will take a charge of approximately $3.0 million, or $.06 per share, stemming chiefly from the workforce reduction and the write-down of certain slow-moving inventory.

"We are obviously disappointed with the effect current economic conditions are having on our customers' IT spending patterns. The sudden and unexpected drop in our order pipeline provides no visibility to forecast demand," said Tom Hudson, chairman, president and chief executive officer of CNT. "We are not seeing competitive losses but buying has slowed, decision making is much more prolonged, and we are seeing project delays. As a result, we are taking immediate and decisive cost-reduction actions company wide. When the economy turns up, we believe we are well positioned to succeed. We have good products that meet a key need for accessing, moving, managing and protecting data assets in larger corporations. We are the premier provider for integrating diverse technologies and vendors into scalable storage networks. Long-term, we firmly believe in the storage networking, system integration and managed services opportunities. We will continue to focus our engineering and development on growth markets, like our IP Storage solutions, mirroring solutions and managed services offerings."

ONE-TIME CHARGE

The company detailed the first-quarter one-time charge and its cost-control measures as follows:

     o Workforce reduction - CNT will reduce its workforce by approximately 90 employees, or 10 percent worldwide. The resultant charge will be approximately $700,000, or $.02 per share;

     o Write-off of non-strategic product lines - CNT will take a charge of approximately $300,000, or $.01 per share, related to the discontinuance of its Filespeed product;

     o Increase in reserves for excess inventory - To increase its reserves for slow-moving inventory, mostly Channelink





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          components, CNT will take an additional charge of approximately $2.0 million, or $.04 per share;

     o    Elimination of most outside contract and temporary employees;

     o    Freeze on all wage increases;

     o    A 10 percent pay reduction for all executive management;

     o    A 5 percent pay reduction for all other personnel worldwide;

     o    Consolidation of facilities; and

     o    Cuts in discretionary expenses company wide.

The company believes that its cost-cutting actions will reduce expenses by approximately $2.5 million per quarter. "This layoff is a personally painful step for us but, unfortunately, a necessary one, given current conditions and the uncertain outlook. The affected employees will receive severance and out-placement services," said Hudson.

Because of the difficulty in forecasting during current economic conditions, CNT will not provide detailed guidance for the remainder of 2001 until it sees signs of increased IT spending.

Hudson said, "CNT is a leader in storage networking, with innovative products and services. Going forward, we'll concentrate our efforts on providing customers with business solutions for consolidating storage management and reducing costs while building on our position as the storage networking expert."

STOCK BUYBACK

CNT also announced its board of directors has authorized purchases by the company of up to $50 million of its outstanding common stock to be effected from time to time in transactions on the Nasdaq National Market or otherwise. Commenting on this announcement, Hudson said, "We believe the purchase of our stock represents a good use of resources. CNT had cash and investments on-hand at year-end of approximately $150 million, which will allow us to maintain flexibility to fund our future business growth." CNT has approximately 30 million shares of common stock outstanding.


WEBCAST AND PHONE REPLAY INFORMATION

CNT will hold a conference call at 4:30 p.m. today, Central Time, Tuesday, April 24, 2001. The call can be accessed via CNT's Web site at http://www.cnt.com; a replay of the call will be available on the Web site for two days, or anyone preferring to listen to a telephone replay can do so at 6:30 p.m. by dialing 1-888-568-0741.


         About CNT

CNT is the global specialist in storage networking solutions. CNT's expertise lies in its ability to connect to different servers, systems, and platforms - across any distance - ensuring high performance and data integrity to drive superior business results for its customers. For information, visit CNT's Web site at http://www.cnt.com or call 763-268-6000.

Certain statements in this press release and in documents we have filed with the Securities and Exchange Commission, and oral statements made by or with the approval of our executive officers contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about our anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, gross margins, expenses, operating margins and earnings per share, timing of and plans for the introduction or phase-out of products or services, enhancements of existing products or services, plans for hiring additional personnel, entering into strategic partnerships, divestiture of the EIS subsidiary, ability to integrate new acquisitions with our existing businesses and other plans, objectives, expectations and intentions that are not historical fact.










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The words "may," "should," "expect," "plan," "anticipate," "believe,"
"estimate," "predict," "intend," "potential" or "continue" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures, (ii) variability in quarterly sales, (iii) economic trends generally and in various geographic markets; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new products and features, including Propelis BPm(TM); (vi) technological change affecting our products and (vii) the financial performance of Propelis Software, Inc. prior to the proposed divestiture, (viii) our ability to integrate new acquisitions with our existing businesses and (ix) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


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      All brand and product names are trademarks or registered trademarks of their respective companies.


FOR ADDITIONAL INFORMATION, CONTACT:
Greg Barnum, VP of Finance & CFO, CNT                Marian Briggs/Matt Sullivan
763-268-6110;                                            Padilla Speer Beardsley
greg_barnum@cnt.com                                                 612-872-3711
                                                               mbriggs@psbpr.com
LeAnn Castillo, Sr. Dir. of Marketing, CNT                   msullivan@psbpr.com
763-268-6771;
leann_castillo@cnt.com